POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Ben Baldanza and Thomas
Canfield, and each of them his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to:

1. execute for an on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Spirit Airlines, Inc. (the "Company"), Forms 3, 4, 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended, and the rules thereunder;

2. execute for and on behalf of the undersigned, one or more Forms 144 under the Securities Act of 1933, as amended, as and when authorized by the undersigned telephonically or by electronic transmission (including
e-mail);

3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144 and timely file such form with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and

4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the
Securities and Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of an transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on April 16th, 2012.

     Signature: /s/ Edward M. Christie, III
     Print Name: Edward M. Christie, III